EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION REPORTS FOURTH QUARTER AND RECORD RESULTS FOR FISCAL YEAR 2012

Record Revenue Increase of 16% and Record Adjusted EBITDA Increase of 21% for Fiscal Year 2012

PASADENA, CA – September 11, 2012 – General Finance Corporation (NASDAQ: GFN), a holding company that acquires, operates and enhances value for businesses in the mobile storage, modular space and liquid containment industries, today announced its consolidated financial results for the fourth quarter and fiscal year ended June 30, 2012. The consolidated results include results from majority-owned Royal Wolf Holdings Limited (“Royal Wolf”), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand, and wholly-owned Pac-Van, Inc., a prominent regional provider of portable storage, office and liquid storage tank containers, mobile offices and modular buildings in North America.

Fourth Quarter 2012
•	Total revenues were $55.2 million, an increase of 9% over the fourth quarter of 2011.
•	Leasing revenues comprised 48% of total revenues versus 47% for the fourth quarter of 2011.
•	Adjusted EBITDA was $11.8 million, an increase of 9% over the fourth quarter of 2011.
•	Net income attributable to common shareholders was $0.2 million, or $0.01 per share.
•	Average fleet utilization at Royal Wolf was 81%.
•	Average fleet utilization at Pac-Van was 76%.

Fiscal Year 2012
•	Total revenues were $212.2 million, an increase of 16% over fiscal year 2011.
•	Leasing revenues comprised 49% of total revenues for both fiscal years 2012 and 2011.
•	Adjusted EBITDA was $46.1 million, an increase of 21% over fiscal year 2011.
•	Net income attributable to common shareholders was $2.4 million, or $0.11 per share.
•	Total lease fleet increased by 18% to 48,888 units at year end from 41,346 units at June 30, 2011.
•	Average fleet utilization at Royal Wolf was 84%.
•	Average fleet utilization at Pac-Van was 76%.

Management Commentary

"Fiscal year 2012 was a watershed year for General Finance Corporation as demonstrated by our strong growth and our return to full year profitability at the net income level,” said Ronald Valenta, President and Chief Executive Officer of General Finance Corporation. “Both Royal Wolf and Pac-Van delivered record financial results while implementing their stated strategic initiatives to expand their container fleets through organic growth and accretive acquisitions.  In the Asia-Pacific region, the natural resources sector, as well as the rebuilding effort in Christchurch, New Zealand, provided strong demand for Royal Wolf’s container products. Pac-Van introduced a new portable liquid storage tank container product line to meet growing demand across a number of its key end markets and also expanded its business into Canada with an acquisition in the Edmonton, Alberta region. Pac-Van successfully accomplished these two important strategic goals while at the same time increasing its fleet utilization and improving pricing across almost all product lines.”

Charles Barrantes, Executive Vice President and Chief Financial Officer, added, “Both of our operating subsidiaries achieved solid double-digit growth in adjusted EBITDA and generated strong operating cash flow, allowing further investment in our fleet, which increased by 18% in units for the year. We are also pleased to have recently refinanced into a new five-year $110 million credit facility at Pac-Van.  The new credit facility not only enabled us to increase our borrowing capacity at Pac-Van under favorable terms, it also allowed us to fully prepay the $15 million subordinated note held at the corporate level, which will result in meaningful savings in our borrowing costs.”

Mr. Valenta concluded, “We are entering fiscal year 2013 with strong operating momentum, a business well positioned to capitalize on trends in the Asia-Pacific region and North America and opportunities we believe will enable us to continue to penetrate our existing markets and expand our geographic footprint.”

Fourth Quarter 2012 Operating Summary

Royal Wolf
Royal Wolf’s fourth quarter of 2012 revenues totaled $37.4 million, compared with $35.8 million for the fourth quarter of 2011, an increase of 4%. Growth in the mining, building and construction and logistics end markets drove this increase. However, total revenues were negatively impacted by the weaker Australian dollar compared with the U.S. dollar.  Total revenues increased locally in Australian dollars by 10% in the fourth quarter of 2012 from the comparable period in 2011.  Adjusted EBITDA for the fourth quarter of 2012 was $10.1 million, compared with $9.3 million for the year-ago quarter.  Higher revenues, a higher percentage of leasing revenues and a shift towards higher margin products contributed to the increased adjusted EBITDA, partially offset by the weaker Australian dollar.

Pac-Van
Pac-Van’s revenues for the fourth quarter of 2012 totaled $17.8 million, compared with $14.8 million for the fourth quarter of 2011, an increase of 20%.  Adjusted EBITDA for the fourth quarter of 2012 was $2.9 million, compared with $2.6 million for the year-ago quarter. Pac-Van’s $3.0 million increase in revenues resulted from improved demand across most of the Company’s end markets, particularly in the construction, mining and energy, commercial and government-related sectors.

Fiscal Year 2012 Operating Summary

Royal Wolf
Royal Wolf’s revenues for the fiscal year 2012 totaled $142.0 million, compared with $126.4 million in the prior year, an increase of 12%. Improved demand across most of the Company’s end markets drove the increase, particularly demand in the mining, building and construction, manufacturing, government and utilities sectors. The strengthening Australian dollar versus the U.S. dollar accounted for a portion of the increase in total revenues, which showed an increase of 8% locally in Australian dollars. Adjusted EBITDA for the fiscal year 2012 was $37.3 million, compared with $29.9 million in the prior year, an increase of 25%.  Higher revenues, a higher percentage of leasing revenues, a shift towards higher margin products and the stronger Australian dollar contributed to the increased adjusted EBITDA.

Pac-Van
Pac-Van’s revenues for the fiscal year 2012 totaled $70.2 million, compared with $55.9 million in the prior year, an increase of 26%.  The increase in revenues was primarily driven by increased demand from the construction, mining and energy, commercial, government-related, industrial and retail sectors, which more than offset decreases in the education and services sectors. Adjusted EBITDA for the fiscal year 2012 was $11.9 million, compared with $10.4 million in the prior year, an increase of 14%.

Balance Sheet Overview

At June 30, 2012, General Finance Corporation had total debt of $174.1 million and cash and cash equivalents of $7.1 million, compared with $136.6 million and $6.6 million at June 30, 2011, respectively.  During fiscal year 2012, the Company generated free cash flow before net fleet activity and business acquisitions of $22.4 million.  Total net fleet expenditures for fiscal year 2012, which includes changes in inventory, were $55.9 million.

Inventories were $31.2 million at June 30, 2012, an increase from $20.9 million at June 30, 2011. At June 30, 2012, days sales outstanding in trade receivables were 41 and 51 days for Royal Wolf and Pac-Van, respectively, compared to 42 and 47 days, at June 30, 2011, respectively.

As of June 30, 2012, General Finance owned 50.2 million shares of Royal Wolf, or 50.005% of total shares outstanding.  The value of these shares is approximately $115.2 million, or $5.23 per issued and outstanding GFN common share, based on Royal Wolf’s September 7, 2012 closing price of A$2.25 and an AUD/USD exchange rate of 1.02.

Outlook

The Board of Directors of Royal Wolf has not provided specific financial guidance for fiscal year 2013. However, Australian analysts covering Royal Wolf have published revenue and EBITDA estimates ranging between A$150.8 million to A$153.5 million and A$43.0 million to A$44.4 million, respectively, for fiscal year 2013.

Management expects slightly improved revenues for Pac-Van for fiscal year 2013 compared with fiscal 2012 and adjusted EBITDA will be in the range of $13 million to $14 million.

Overall, assuming the Australian dollar is on par with the U.S. dollar, management is comfortable that consolidated revenues for fiscal year 2013 will be in the range of $222 million to $230 million and consolidated adjusted EBITDA will increase 13% to 19% and will be in the range of $52 million to $55 million.

Conference Call Details

Management will host a conference call today at 8:30 a.m. PDT (11:30 a.m. EDT), to discuss the Company’s operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 20207319.

A replay of the conference call may be accessed through September 25, 2012 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID 20207319.

About General Finance Corporation

General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a holding company headquartered in Pasadena, California that acquires, operates and enhances value for businesses in the mobile storage, modular space and liquid containment (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s two principal subsidiaries are majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand, and wholly-owned Pac-Van, Inc. (www.pacvan.com), a prominent regional provider of portable storage, office and liquid storage tank containers, mobile offices and modular buildings in North America.  Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, market interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian mining industry or the U.S. construction industry or a write-off of all or a part of our goodwill and intangible assets. These involve risks and uncertainties that could cause actual outcomes and results to differ materially from those described in forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact

Larry Clark
Financial Profiles, Inc.
310-478-2700 ext. 29

-Financial Tables to Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Quarter Ended June 30,
	2011	2012

Revenues
Sales	$26,600	$28,435
Leasing	23,980	26,750
	50,580	55,185

Costs and expenses
Cost of sales (exclusive of the items shown separately below)	19,367	20,721
Direct costs of leasing operations	9,790	10,831
Selling and general expenses	13,164	12,045
Impairment of goodwill	5,858	—
Depreciation and amortization	4,913	4,780

Operating income (loss)	(2,512)	6,808

Interest income	133	16
Interest expense	(6,839)	(3,843)
Foreign currency exchange loss and other	(448)	(456)
	(7,154)	(4,283)

Income (loss) before provision for income taxes	(9,666)	2,525

Provision for income taxes	1,665	959

Net income (loss)	(11,331)	1,566

Preferred stock dividends	(45)	(44)
Noncontrolling interest	(3,413)	(1,358)

Net income (loss) attributable to common stockholders	$(14,789)	$164

Net income (loss) per common share:
Basic	$(0.67)	$0.01
Diluted	(0.67)	0.01

Weighted average shares outstanding:
Basic	22,013,299	22,013,720
Diluted	22,013,299	22,303,809

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Year Ended June 30,
	2011	2012

Revenues
Sales	$92,687	$108,341
Leasing	89,577	103,898
	182,264	212,239

Costs and expenses
Cost of sales (exclusive of the items shown separately below)	69,452	79,618
Direct costs of leasing operations	35,906	41,585
Selling and general expenses	42,102	45,867
Impairment of goodwill	5,858	—
Depreciation and amortization	19,165	18,924

Operating income	9,781	26,245

Interest income	487	157
Interest expense	(20,293)	(12,743)
Foreign currency exchange gain and other	4,125	443
	(15,681)	(12,143)

Income (loss) before provision for income taxes	(5,900)	14,102

Provision for income taxes	2,958	5,360

Net income (loss)	(8,858)	8,742

Preferred stock dividends	(177)	(177)
Noncontrolling interest	(6,857)	(6,129)

Net income (loss) attributable to common stockholders	$(15,892)	$2,436

Net income (loss) per common share:
Basic	$(0.72)	$0.11
Diluted	(0.72)	0.11

Weighted average shares outstanding:
Basic	22,013,299	22,013,401
Diluted	22,013,299	22,299,625

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2011	June 30, 2012
Assets
Cash and cash equivalents	$6,574	$7,085
Trade and other receivables, net of allowance for doubtful accounts of $2,331 and $2,538 at June 30, 2011 and 2012, respectively	30,498	35,443
Inventories	20,942	31,206
Prepaid expenses and other	4,503	5,029
Property, plant and equipment, net	12,652	12,732
Lease fleet, net	220,095	259,458
Goodwill	68,948	68,449
Other intangible assets, net	23,358	18,158
Total assets	$387,570	$437,560

Liabilities
Trade payables and accrued liabilities	$32,522	$35,964
Income taxes payable	440	593
Unearned revenue and advance payments	10,292	12,151
Senior and other debt	136,589	174,092
Deferred tax liabilities	15,835	20,763
Total liabilities	195,678	243,563

Commitments and contingencies (Note 10)	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 26,000 shares issued and outstanding (in series) and liquidation value of $1,438 at June 30, 2011 and 2012	1,395	1,395
Common stock, $.0001 par value: 100,000,000 shares authorized; 22,013,299 and 22,019,965 shares outstanding at June 30, 2011 and 2012, respectively	2	2
Additional paid-in capital	112,278	112,865
Accumulated other comprehensive income	4,904	5,809
Accumulated deficit	(25,490)	(22,877)
Total General Finance Corporation stockholders’ equity	93,089	97,194
Equity of noncontrolling interests	98,803	96,803
Total equity	191,892	193,997
Total liabilities and equity	$387,570	$437,560

Explanation and Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-U.S. GAAP measure. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations.  In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following table shows our adjusted EBITDA and the reconciliation from net income (loss) (in thousands):

	Quarter Ended June 30,
	2011	2012
Net income (loss)	$(11,331)	$1,566
Add —
Provision for income taxes	1,665	959
Foreign currency exchange loss and other	448	456
Interest expense	6,839	3,843
Interest income	(133)	(16)
Depreciation and amortization	4,913	4,780
Impairment of goodwill	5,858	—
Share-based compensation expense	112	247
Shares of RWH capital stock issued at IPO to Royal Wolf board of directors and executive management	369	—
Provision for shares of RWH capital stock to be purchased and awarded to Royal Wolf senior management team	802	—
One-time loyalty and past performance bonus to Royal Wolf executive and senior management team	1,311	—
Adjusted EBITDA	$10,853	$11,835

	Year Ended June 30,
	2011	2012
Net loss	$(8,858)	$8,742
Add —
Provision for income taxes	2,958	5,360
Foreign currency exchange gain and other	(4,125)	(443)
Interest expense	20,293	12,743
Interest income	(487)	(157)
Depreciation and amortization	19,165	18,924
Impairment of goodwill	5,858	—
Share-based compensation expense	693	901
Shares of RWH capital stock issued at IPO to Royal Wolf board of directors and executive management	369	—
Provision for shares of RWH capital stock to be purchased and awarded to Royal Wolf senior management team	802	—
Loyalty, past performance and successful IPO bonus to Royal Wolf executive and senior management team	1,311	—
Adjusted EBITDA	$37,979	$46,070